Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate of Establishment and Designation of Series and Share Classes (Janus Emerging Markets Fund) is incorporated herein by reference to Exhibit (a)(29) to Post-Effective Amendment No. 137 to Janus Investment Fund's registration statement on Form N-1A, filed on December 27, 2010, accession number 0000950123-10-116573 (File No. 2-34393).